Exhibit 32

CERTIFICATIONS PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

(18 U.S.C. SECTION 1350)

In connection with the Quarterly Report of Simulations Plus, Inc., a California corporation (the “Company”), on Form 10-Q for the quarter ended May 31, 2019, as filed with the Securities and Exchange Commission, Shawn O’Connor, Chief Executive Officer of the Company and John R. Kneisel, Chief Financial Officer of the Company, respectively, do each hereby certify, pursuant to 18 U.S.C. § 1350, that to his/her knowledge:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/  Shawn O’Connor

Shawn O’Connor

Chief Executive Officer

(Principal Executive Officer)

July 10, 2019

/s/  John R. Kneisel

John R. Kneisel

Chief Financial Officer

(Principal Financial Officer)

July 10, 2019

(A signed original of this written statement required by Section 906 has been provided to Simulations Plus, Inc. and will be retained by Simulations Plus, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.)